UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COLONIAL COMMERCIAL CORP.
(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2007

To the stockholders of Common Stock and Convertible Preferred Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Colonial Commercial Corp. will be held at The RAL Supply Group, Inc., 24 Dunning Road, Middletown, New York 10940 on June 12, 2007 at 11:00 a.m., local time, for the following purposes:

1.	To elect six Directors to serve for the term set forth in the accompanying proxy statement.

2.
To consider and act upon a proposal to ratify the selection by the Company’s Board of Directors and Audit Committee of Eisner, LLP (“Eisner”) as the independent public accountants of the Company for the fiscal year ending December 31, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement, Form of Proxy, and the Annual Report to Stockholders of the Company for the year ended December 31, 2006 are enclosed herewith. Only holders of record of Common Stock and Convertible Preferred Stock of the Company at the close of business on April 18, 2007 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, at the office of the Secretary of the Company, at 275 Wagaraw Road, Hawthorne, New Jersey 07506.

A Proxy Statement and Proxy Form are enclosed herewith. A copy of the Company’s Annual Report, including consolidated financial statements has been mailed to all stockholders with this Notice of Annual Meeting.

By Order of the Board of Directors,

Hawthorne, New Jersey	William Salek

May 1, 2007	Secretary

IMPORTANT

You are cordially invited to attend the Annual Meeting. Whether or not you are planning to attend, please sign, date and return the accompanying proxy as soon as possible. A postage-paid, self-addressed envelope is enclosed for your convenience. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Meeting, may withdraw it and vote in person. Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

COLONIAL COMMERCIAL CORP.
275 WAGARAW ROAD,
HAWTHORNE, NEW JERSEY 07506

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2007

This proxy statement is furnished in connection with the solicitation of proxies, in the form enclosed herewith, by the Board of Directors of Colonial Commercial Corp. (the “Company”), for use at the Annual Meeting of Stockholders to be held at The RAL Supply Group, Inc., 24 Dunning Road, Middletown, New York 10940 on June 12, 2007 at 11:00 a.m., local time, (the “Meeting”), or any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This proxy statement and the enclosed form of proxy have been mailed to stockholders of record on April 18, 2007 (“Record Date”), on or about May 1, 2007.

Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. The cost of soliciting proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of proxy materials, solicitation of the proxies may be made by officers and employees of the Company by mail, telephone, facsimile, electronic communication, or personal interview. Properly executed proxies will be voted in accordance with the instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, persons named in the proxy intend to vote the shares represented by such proxies FOR the election of the nominees as listed in this proxy and FOR the selection of Eisner as independent auditors. All shares represented by a properly executed proxy received in time for the meeting will be voted in accordance with the directions specified thereon and, as to any other matter properly coming before the meeting (none of which is presently known to the Board of Directors), in accordance with the judgment of the persons designated as proxies.

Holders of Common Stock and Convertible Preferred Stock are each entitled to one vote per share on all matters and vote as one class. Any proxy received from a holder of Common Stock and Convertible Preferred Stock on which no direction is specified will be voted in favor of the nominees for election as Directors listed in this proxy statement.

Holders of Common Stock and Convertible Preferred Stock may vote on the ratification of the selection of Eisner as the Company’s independent public accountants. Any proxy received from a holder of Common Stock and Convertible Preferred Stock on which no direction is specified will be voted in favor of the ratification of the selection of Eisner as the Company’s independent public accountants.

On or about May 1, 2007, a copy of the Company’s Annual Report, including consolidated financial statements for the fiscal year ended December 31, 2006 was mailed with this proxy statement to each holder of Common Stock and each holder of Convertible Preferred Stock as of the record date of April 18, 2007. The record date was fixed by the Board of Directors for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

Voting Securities

As of the record date, the Company had 4,645,680 outstanding shares of Common Stock and 467,500 outstanding shares of Convertible Preferred Stock. Holders of Common Stock and Convertible Preferred Stock are each entitled to one vote per share on all matters and vote as one class. The presence at the meeting in person or proxy of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

The current members of the Company’s Board of Directors, who have indicated that they intend to vote in favor of all of the Company’s proposals, own 1,879,349 shares of Common Stock and 500 shares of Convertible Preferred Stock, which represents 36.8% of the combined total number of shares of Common Stock and Convertible Preferred Stock entitled to vote. (See Security Ownership of Certain Beneficial Owners and Management)

Change of Control

Pursuant to purchase agreements dated April 17, 2006 (the “Transaction”), Bernard Korn, then the Company’s Chief Executive Officer, Director and Chairman of the Board, sold 100,000 shares of common stock of the Company (“Shares”) to William Pagano, 100,000 Shares to Rita Folger, and 226,743 Shares to Goldman Associates of New York, Inc. (“Goldman Associates”). Jack Rose, then a Director of the Company, sold a total of 17,512 shares to Goldman Associates and Jack Rose and his wife sold a total of 50,000 jointly owned shares to Goldman Associates. The Shares were sold at $3.00 per share.

After giving effect to these sales and purchases, Michael Goldman beneficially owned 1,227,255 shares of common stock of the Company (25.96% of the total outstanding) and William Pagano beneficially owned 767,973 shares of common stock (16.66% of the total outstanding).

Michael Goldman is Chairman of the Board of the Company and is a principal of Goldman Associates. Mr. Goldman beneficially owns Goldman Associates’ shares. Melissa Goldman-Williams is a Director of the Company and the daughter of Michael Goldman. William Pagano is Chief Executive Officer of the Company. Rita Folger is the wife of Oscar Folger and the mother of Jeffrey Folger. Oscar and Jeffrey Folger acted as legal counsel for the Company through April 20, 2005. Oscar and Jeffrey Folger acted as legal consultants for the Company from April 21, 2005 through December 31, 2005 and from January 1, 2006 until March 31, 2007 were employed by the Company as, respectively, Vice President-Chief Legal Counsel and Assistant Vice President-Legal. As of April 1, 2007, Oscar and Jeffrey Folger ceased to act as employees of the Company, but Oscar Folger’s law firm remains as counsel to the Company.

Goldman Associates, William Pagano and Rita Folger each acquired their interests in the Company for investment purposes.

In addition to the shares of common stock sold by Messrs. Korn and Rose set forth above, Messrs. Koon, Miller, Sussman and Rose, each then a Director of the Company, sold 41,413 Shares, 11,000 Shares, 50,000 Shares and 32,587, respectively, to private investors at $3.00 per share.

Concurrently with these transactions, Messrs. Korn, Koon, Rose and Sussman resigned as Directors of the Company. Mr. Sussman also resigned as a member of the Audit Committee of the Board of Directors. Mr. Korn also resigned as Chief Executive Officer, Director and Chairman of the Board and the Company entered into an employment agreement with Bernard Korn that cancelled and superseded a prior employment agreement. Michael Goldman, who continued as a Director of the Company, was elected as Chairman of the Board, and William Pagano also continued as a Director and was appointed CEO. Mr. Pagano had previously served as President. E. Bruce Fredrikson, Melissa Goldman-Williams, and Ronald Miller also continued as Directors. Melissa Goldman-Williams is the daughter of Michael Goldman.

By reason of their stock ownership and board positions and the family relationship between Michael Goldman and Melissa Goldman-Williams, Michael Goldman and William Pagano may be deemed to have been in control of the Company effective immediately after these transactions.

Subsequent to the transactions, Stuart H. Lubow and Phillip Siegel were appointed to the Board. On January 22, 2007, Phillip Siegel resigned as a Director. Prior to his resignation as Director, Mr. Siegel served as Chairman of the Compensation Committee and as a member of the Audit and Nominating Committees.

PROPOSAL 1

ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as Directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his/her choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below.

The Directors serve for a term of one year and until their successors are duly elected and qualified.

The names, ages and positions of the Registrant’s Directors and executive officers are listed below, along with a brief account of their business experience during the last five years. Officers are appointed annually by the Board of Directors at its first meeting following the Annual Meeting of Stockholders and from time to time at the pleasure of the Board. There are no family relationships among these Directors and officers, except for Melissa Goldman-Williams, who is the daughter of Michael Goldman, nor any arrangements or understandings between any Directors or officers and any other person pursuant to which any of such officers were selected as executive officers.

Nominees for Election

All of the nominees are currently serving as Directors. The name, age and term of office as Director of each nominee for election as Director and his or her present position(s) with the Company and other principal affiliations are set forth below.

Name of Nominee for Election	Age	Position with the Company

E. Bruce Fredrikson	69	Director, Chairman of Audit Committee

Melissa Goldman-Williams	39	Director

Michael Goldman	68	Director, Chairman of the Board

Stuart H. Lubow	50	Director, Chairman of Nominating Committee

Ronald H. Miller	63	Director

William Pagano	67	Director and Chief Executive Officer of the Company and President of Universal

Dr. E. Bruce Fredrikson

Dr. E. Bruce Fredrikson has been a Director of the Company since January 28, 2005. Dr. Fredrikson is currently an independent consultant in corporate finance and governance. He is the non-executive chairman of the board of directors of Track Data Corporation, a financial services company, and a director of Consumer Portfolio Services, Inc., a consumer finance company. He is Professor of Finance, Emeritus, at Syracuse University's Martin J. Whitman School of Management where he taught from 1966 until his retirement in May 2003. Dr. Fredrikson holds an A.B. in economics from Princeton University and a M.B.A. in accounting and a Ph.D. in finance from Columbia University.

Melissa Goldman-Williams

Melissa Goldman-Williams has been a Director of the Company since October 22, 2004. Mrs. Goldman-Williams has been the Chief Operating Officer of Goldman Associates of NY, Inc., an appliance distributor, since 1996, and is also a member of the Board of Directors of said company. Mrs. Goldman-Williams holds a B.A. from Lehigh University and a Masters Degree in Environmental Management from Duke University. Previously, she was employed as an Environmental Consultant for a private consulting firm.

Michael Goldman

Michael Goldman has been a Director of the Company since September 29, 2004 and was appointed Chairman of the Board on April 17, 2006. Mr. Goldman has been the Chief Executive Officer and Chairman of the Board of Directors of Goldman Associates of NY, Inc., an appliance distributor, since 1987. Mr. Goldman is a Certified Public Accountant and holds a B.S. in Accounting from Brooklyn College and an M.B.A. in Management from Syracuse University.

Stuart H. Lubow

Stuart H. Lubow became a Director of the Company on May 11, 2006. Mr. Lubow is a founder, President and Chief Executive Officer of Community National Bank. Mr. Lubow was founder, President and Chief Executive Officer of Community State Bank from 1997 to 2003 and was the Executive Vice President and Chief Operating Officer of Garden State Bank until 1996. Mr. Lubow has been a banking executive for over 25 years. He is a past Chairman of the Community Bankers Association of New Jersey, as well as the former Chairman of the Teaneck Development Corporation. Mr. Lubow holds a B.A. in Accounting from Moravian College and has served as an instructor at the New York University School of Continuing Education.

Ronald H. Miller

Ronald H. Miller has been a Director of the Company since 1983. Mr. Miller holds a B.S. in Education from Ohio State University and a J.D. from Ohio State University. Mr. Miller has been engaged in the practice of law since 1969 and as a sole practitioner since 1988. Mr. Miller is an acting Judge of Auglaize County Municipal Court in the State of Ohio.

William Pagano

William Pagano has been the President of Universal since November 1998, and was appointed as a Director of the Company in February 2002, as President of the Company on October 27, 2005, and as Chief Executive Officer on April 17, 2006. Prior to November 1998 Mr. Pagano was engaged in the practice of law for 20 years. Mr. Pagano holds a B.S. in Industrial Management, and an M.B.A., both from Fairleigh Dickinson University. Mr. Pagano also holds a J.D. from Seton Hall University and is an attorney at law licensed in the State of New Jersey.

Executive Officers

Set forth below is information concerning the sole executive officer who is not a Director of the Company.

Name	Age	Position with the Company

William Salek	45	Chief Financial Officer and Secretary of the Company and Vice President of Universal

William Salek

William Salek has been the Vice President of Universal since June 1999 and was appointed as the Chief Financial Officer of the Company in October 2004 and Secretary of the Company in February 2005. Mr. Salek has been employed by Universal since 1983. Mr. Salek holds a B.S. in Accounting from Clarion University. Mr. Salek is a director of Educational Partnership for Instructing Children, Inc., a non-profit learning institute.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date information with respect to beneficial ownership by named executive officers and Directors of the Company, holders of over 5% of a class of stock and of named executive officers and Directors of the Company as a group.

	Common Stock			Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership*		Percent of Class	Amount and Nature of Beneficial Ownership*		Percent of Class

Officers and Directors***:

E. Bruce Fredrikson	16,000	(1)	**	500	(1)	**

Melissa Goldman-Williams	5,400		**	0		**

Michael Goldman	1,282,255	(2)	26.74%	0		**

Stuart H. Lubow	10,000	(3)	**	0		**

Ronald H. Miller	11,054	(4)	**	0		**

William Pagano	767,973	(5)	16.41%	0		**

William Salek	61,667	(6)	1.32%	0		**

All Officers and Directors as a Group:	2,154,349		44.19%	500		**

Holders of over 5% of a class of stock who are not Officers or Directors:

Rita C. Folger	578,719	(7)	12.37%	0		**

Goldman Associates of NY, Inc.	1,099,255	(8)	22.92%	0		**

The beneficial owners listed above have all given a business address of 275 Wagaraw Road, Hawthorne, New Jersey 07506.

* For the purposes of this table, “Beneficial Ownership” is defined as set forth in rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as set forth in the following notes, each person listed in the table has sole voting and sole investment power with respect to the shares of Common Stock listed in the table.

** Represents beneficial ownership of less than one percent of the Company’s outstanding securities.

*** William Koon, Bernard Korn, Jack Rose and Carl Sussman resigned as Directors of the Company on April 17, 2006 and their beneficial ownership as of said date consisted of -0-, 202,512, 122,668 and 49,607 shares of Common Stock, respectively. On January 22, 2007, Phillip Siegel resigned as a Director and his 10,000 shares of Common Stock issuable upon exercise of his options expire sixty days after his resignation. Each of Messrs. Koon, Sussman and Siegel’s beneficial ownership represent less than one percent of the Company’s outstanding securities. Each of Messrs. Korn and Rose’s beneficial ownership represented 4.37% and 2.68%, respectively, of the Company’s outstanding securities.

(1) E. Bruce Fredrikson’s beneficial ownership consists of 6,000 shares of Common Stock, 10,000 shares of Common Stock issuable upon exercise of his options, and 500 shares of Common Stock issuable at any time upon conversion of 500 shares of Convertible Preferred Stock.

(2) Michael Goldman is the President and majority shareholder of Goldman Associates of NY, Inc. ("Goldman Associates"). Goldman Associates is the owner of 949,255 shares of Common Stock ("Goldman Shares") and warrants ("Warrants") to purchase 150,000 shares of Common Stock at an exercise price of $3.00 per share. The Warrants are exercisable at any time prior to their expiration on December 31, 2008. Mr. Goldman is the owner of 183,000 shares of Common Stock and the beneficial owner of the Warrants and the Goldman Shares. Mr. Goldman’s beneficial ownership excludes 20,000 shares of Common Stock owned by his wife, of which Goldman Associates of New York, Inc. and Michael Goldman disclaim beneficial ownership. Mr. Goldman’s wife disclaims beneficial ownership of Mr. Goldman’s shares.

(3) Stuart H. Lubow’s beneficial ownership consists of 10,000 shares of Common Stock issuable upon exercise of his options.

(4) Ronald H. Miller’s beneficial ownership consists of 1,054 shares of Common Stock and 10,000 shares of Common Stock issuable upon exercise of his options.

(5) William Pagano’s beneficial ownership consists of 734,640 shares of Common Stock and 33,333 shares of Common Stock issuable at any time upon conversion of a $100,000 Convertible Note at a conversion price of $3 per share.

(6) William Salek’s beneficial ownership consists of 45,000 shares of Common Stock and 16,667 shares of Common Stock issuable upon conversion of a $50,000 Convertible Note at a conversion price of $3 per share.

(7) Rita C. Folger’s beneficial ownership consists of 545,386 shares of Common Stock and 33,333 shares of Common Stock issuable upon conversion of a $100,000 Convertible Note at a conversion price of $3 per share. Mrs. Folger is the wife of Oscar Folger and the mother of Jeffrey Folger. Oscar and Jeffrey Folger acted as legal counsel for the Company through April 20, 2005. Oscar and Jeffrey Folger acted as legal consultants for the Company from April 21, 2005 through December 31, 2005 and from January 1, 2006 until March 31, 2007 were employed by the Company as, respectively, Vice President-Chief Legal Counsel and Assistant Vice President-Legal. As of April 1, 2007, Oscar and Jeffrey Folger ceased to act as employees of the Company, but Oscar Folger’s law firm remains as counsel to the Company. Mr. Folger’s beneficial ownership consists of 5,000 shares of Common Stock issuable at any time upon exercise of his options. Mr. Folger disclaims beneficial ownership of his wife’s shares, and Mrs. Folger disclaims beneficial ownership of her husband’s shares.

(8) The beneficial ownership of Goldman Associates of NY, Inc. consists of 949,255 shares of Common Stock and 150,000 warrants to purchase 150,000 shares of Common Stock, at an exercise price of $3.00 per share. See Footnote 2, above, for information relating to beneficial ownership of these securities held by Michael Goldman.

Certain Relationships and Related Transactions, and Director Independence

Related Party Transaction Policies and Procedures

Policy

It is the policy of the Board of Directors of Colonial Commercial Corp. (the "Company") that all Interested Transactions with Related Parties, as those terms are defined in this policy, shall be subject to approval or ratification in accordance with the procedures set forth below.

Procedures

The Board of Directors of the Company, or, if directed by the Board of Directors, the Audit Committee or any other independent committee appointed by the Board of Directors, shall review the material facts of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described below. If advance Board or committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Board or committee determines it to be appropriate, ratified at the Board’s or committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Board or committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

The Board of Directors and the Audit Committee have reviewed the Interested Transactions described below in "Standing Pre-Approval for Certain Interested Transactions" and determined that each of the Interested Transactions described therein shall be deemed to be pre-approved or ratified (as applicable) by the Board and the Audit Committee under the terms of this policy.

No Director shall participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that the Director shall provide all material information concerning the Interested Transaction to the Board or the committee.

If an Interested Transaction will be ongoing, the Board may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Board, on at least an annual basis, shall review and assess ongoing relationships with the Related Party to see that they are in compliance with these guidelines and that the Interested Transaction remains appropriate.

Definitions

An “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A “Related Party” is any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, Director or nominee for election as a Director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Standing Pre-Approval for Certain Interested Transactions

The Board and the Audit Committee have reviewed the types of Interested Transactions described below and determined that each of the following Interested Transactions shall be deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000.

1.	Employment of executive officers. Any employment by the Company of an executive officer of the Company if:

a.
the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s ("SEC’s") compensation disclosure requirements (generally applicable to "named executive officers"); or

b.
the executive officer is not an immediate family member of another executive officer or Director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a "named executive officer", and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation.

2.
Director compensation. Any compensation paid to a Director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

3.
Certain transactions with other companies. Any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), Director or beneficial owner of less than 10% of that company’s shares;

4.
Transactions where all shareholders receive proportional benefits. Any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends);

5.	Transactions involving competitive bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

Certain Relationships and Related Transactions

A subsidiary of the Company leases a warehouse and store in Wharton, New Jersey comprising of 27,000 square feet from a company owned by Mr. Paul Hildebrandt under a lease that expires in June 2010. The Company paid Mr. Hildebrandt’s company $224,885 during the year ended December 31, 2006. The Company owes Mr. Hildebrandt $110,000 pursuant to two notes: (a) a subordinated note in the amount of $150,000, paid $30,000 annually commencing December 31, 2004 and (b) a $50,000 convertible note due 50% on June 1, 2008 and 50% on June 1, 2009. William Salek, the Company’s Chief Financial Officer, is the son-in-law of Mr. Hildebrandt. Mr. Hildebrandt served as a Director from July 2004 to January 2005.

Goldman Associates of NY, Inc. (“Goldman Associates”) has agreed that it and its affiliates will not until May 31, 2008 without the prior written consent of the Board of Directors of the Company (i) acquire, agree to acquire or make any proposal to acquire any voting securities or assets of the Company or any of its affiliates, (ii) propose to enter into any merger, consolidation, recapitalization, business combination, or other similar transaction involving the Company or any of its affiliates, (iii) make, or in any way participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote or seek to advise or influence any person with respect to the voting of any voting securities of the Company or any of its affiliates or (iv) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing or (v) advise, assist or encourage any other persons in connection with the foregoing. Michael Goldman is the beneficial owner of the shares held by Goldman Associates.

Each of Messrs. Goldman, Korn, Pagano, Rozzi, and Mrs. Folger has agreed that until May 31, 2008 he or she will not purchase any stock of the Company without written consent from the Company and that he or she will not sell any stock to any person if the sale would create a new 5% shareholder within the meaning of Internal Revenue Code Section 382 unless the buyer first enters into a similar standstill agreement.

In the event that Mr. Pagano no longer performs the duties of the President of Universal or the Vice President of RAL or American for any reason other than death or disability, the Company will be considered in default of its credit agreement with Wells Fargo Business Credit, Inc. unless a waiver is obtained.

The Company owes Goldman Associates, a private Company controlled by Michael Goldman, $750,000 pursuant to a secured note which is subordinate to the Company’s senior secured lender. The note bears interest at the prime rate and is due on June 30, 2008.

Mr. Pagano, Mr. Salek, Mrs. Folger and the wife of Michael Goldman are holders of convertible unsecured notes in the amounts of $100,000, $50,000, $100,000 and $25,000, respectively, issued pursuant to the terms of a private placement made on July 29, 2004.

On September 5, 2006, the Company was appointed a non-exclusive distributor of Speed Queen home laundry equipment in the New York metropolitan area, and in portions of Connecticut, Delaware and Eastern Pennsylvania. The Company succeeded Goldman Associates of New York, Inc. in this distributorship and, on August 31, 2006, purchased Goldman Associates’ Speed Queen accounts receivable, inventory and related assets at book value for $149,625. Goldman Associates is a private Company controlled by Michael Goldman who is the Chairman of Colonial. The Company also established a “Goldman Universal” division to distribute the Speed Queen home laundry system line and other appliances.

Pioneer Realty Holdings, LLC, a New York limited liability company (“Pioneer”), is the owner of the premises located at 836 Route 9, Fishkill, New York, formerly known as 2213 Route 9, Fishkill, New York that is leased to a subsidiary of the Company under a lease that until amended described in the next paragraph, was to expire in September 2008, subject to renewal options, and provided for a current aggregate annual rent of $133,500. Pioneer is the landlord under the lease pursuant to an assignment and assumption agreement dated April 12, 2005.

On February 21, 2007, the lease was amended to provide, among other things, for 25,947 square feet of the leased premises, a net increase of 14,443 square feet, for $245,844 total annual fixed rent, an increase of $106,740 per annum. The effectiveness of the amendment commences on the date of issuance of a certificate of occupancy for the Premises that are currently undergoing reconstruction. The term of the amended lease expires on March 31, 2017, subject to two five-year renewal options.

Additionally, on February 21, 2007, Pioneer granted the Company an option (“Option”) to purchase the Premises for (i) an exercise price equal to Pioneer’s total financial investment in the Premises through the date of exercise and (ii) the release of Mr. Pagano (and any other guarantors) from guaranties of mortgage loans secured by the Premises. The Option expires on July 31, 2007.

William Pagano has a 55% interest in Pioneer and each of Rita Folger and Jeffrey Folger has an 8% interest in Pioneer Realty Partners I, LLC, which has a 40% interest in Pioneer. The Company paid Pioneer Realty Holdings, LLC $137,239 in rent during the year ended December 31, 2006.

Oscar and Jeffrey Folger acted as legal counsel for the Company through April 20, 2005. Oscar and Jeffrey Folger acted as legal consultants for the Company from April 21, 2005 through December 31, 2005 and each became an employee of the Company as Vice President-Chief Legal Counsel and Assistant Vice President-Legal, respectively, on January 1, 2006 until March 31, 2007. As of April 1, 2007, Oscar and Jeffrey Folger ceased to act as employees of the Company, but Oscar Folger’s law firm remains as counsel to the Company. Mrs. Folger is the wife of Oscar Folger and the mother of Jeffrey Folger. Professional fees paid to the Oscar Folger’s law firm for the years ended 2006, 2005 and 2004 were $89,826, $79,973 and $71,115, respectively. Jeffrey Folger is an associate of Oscar Folger’s law firm. Additionally, in 2006, $12,000 was paid to each Oscar and Jeffrey Folger as part time employees of the Company.

Director Independence

The Board of Directors is comprised of six members, of which three are classified as “independent” as defined in the NASDAQ Stock Marketplace Rule 4200. The three independent Directors are E. Bruce Fredrikson, Stuart H. Lubow and Ronald H. Miller.

Compliance with Section 16(a) of the Exchange Act

The Company believes that during the period from January 1, 2006 through December 31, 2006, all executive officers, Directors and greater than 10% beneficial owners, complied with Section 16(a) filing requirements.

Information Concerning Operation of the Board of Directors and Committees

Meetings of the Board of Directors

During the year ended December 31, 2006, the Board of Directors had eight meetings. The Company does not have a policy requiring incumbent Directors and Director nominees to attend the Company’s annual meeting of stockholders. Six of the seven Directors who were in office in 2006 attended the last annual meeting, which was held in 2006.

Committees of the Board of Directors

The Company has an Audit, Nominating and Compensation Committee and maintains written charters for each such committee on the Company's web site at www.colonialcomm.com.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are E. Bruce Fredrikson and Ronald H. Miller. Phillip Siegel served on the Committee prior to his resignation as a Director on January 22, 2007. The Board of Directors had determined that it has two Audit Committee financial experts serving on the Audit Committee, Dr. Fredrikson and Ronald H. Miller. Both Dr. Fredrikson and Mr. Miller are independent Directors as defined in Item 7(d)(3)(iv) of Schedule 14A.

The functions of the Audit Committee are, among other things, to make recommendations concerning the selection each year of independent auditors to the Company, to review the effectiveness of the Company’s internal accounting methods and procedures, to consider whether the Company’s principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. To carry out its responsibilities, the Audit Committee met five times during fiscal year 2006. The Board of Directors has determined that the members of the Audit Committee are “independent” as defined in the NASDAQ Stock Market’s Marketplace Rule 4200.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent accountants.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met five times during fiscal year 2006.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company’s financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent auditors. The Audit Committee has also discussed with the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires the independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The independent auditors have discussed their independence with the Audit Committee, and have confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

Members of the Audit Committee

E. Bruce Fredrikson, Chairman

Ronald Miller

Nominating Committee

Prior to June 13, 2006, our Board of Directors oversaw and administered our nominating process. The Company currently has a separately designated standing Nominating Committee. Serving on the Committee are Stuart H. Lubow and Ronald H. Miller. The Nominating Committee was formed subsequent to the 2006 Annual Meeting, and did not meet in fiscal year 2006.

 The functions of the Nominating Committee are, among other things, to oversee the design and administration of our nomination process. Potential candidates for Director are reviewed by the Nominating Committee, and Director nominees are selected by Board of Director resolutions subject to the approval of a majority of the independent Directors. All of the nominees recommended for election to the Board of Directors at the Annual Meetings are Directors standing for re-election. Although the Nominating Committee has not established any minimum qualifications for Director candidates, when considering potential Director candidates, the Nominating Committee considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors.

In 2006, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Nominating Committee will consider Director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other Directors, provided the stockholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Stockholders," below. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of its voting stock.

Compensation Committee

Prior to June 13, 2006, our Board of Directors oversaw and administered our compensation policies and practices. The Company currently has a separately designated standing Compensation Committee. Serving on the Committee are E. Bruce Fredrikson and Stuart H. Lubow. The Board of Directors had determined that the Committee members are “independent” in accordance with applicable standards. In addition, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The functions of the Nominating Committee are, among other things, to assist the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and approving the compensation of the Company’s Chief Executive Officer (“CEO”); (ii) reviewing and approving compensation levels for such executive officers or other members of management as the Board or Committee deems appropriate; (iii) reviewing and approving management incentive compensation policies and programs; (iv) reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement. To carry out its responsibilities, the Compensation Committee met once during fiscal year 2006.

The Compensation Committee may form, and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee.

Reference is made to the “Executive Compensation” section below for the Company’s compensation discussion and analysis.

Stockholders’ Communications with the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations Department at 973-427-8224. However, stockholders may communicate with the Board of Directors by sending a letter to Board of Directors of Colonial Commercial Corp., c/o Corporate Secretary, 275 Wagaraw Road, Hawthorne, New Jersey 07506. Any communications must contain a clear notation indicating that it is a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual Director or Directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Executive Compensation

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes and analyzes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Prior to June 13, 2006, our Board of Directors oversaw and administered our executive compensation program. The Compensation Committee currently oversees the design and administration of our executive compensation program.

The principal elements of our executive compensation program are base salary, annual incentive compensation award, stock options and other benefits and perquisites. Our other benefits and perquisites consist of automobile payments, related automobile costs, prescription benefits and reimbursement for Medicare payments. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance.

Compensation Program Objectives and Philosophy

The objectives of our compensation program are to:

a.	Attract, motivate and retain qualified and dedicated executive officers.

b.	Retain talented executives and motivate them to achieve business objectives that will enhance stockholder value.

c.	Provide our executive officers with cash incentives to further the interests of the Company and our stockholders.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Board generally reviewed (and going forward the Compensation Committee will review) the individual contributions of the particular executive. The annual incentive compensation award for 2006 is determined by terms set forth in each executive officer’s employment agreement. In addition, stock options may be granted to provide the opportunity for long-term compensation based upon the performance of our stock over time.

The following is the Compensation Committee’s policy for persons who do not have employment agreements with the Company:

The Compensation Committee is responsible for determining the annual salary and incentive compensation awards, stock awards and other compensation of executive officers who do not have employment agreements as well as stock awards and other compensation of executive officers who have employment agreements. In its deliberations regarding compensation of executive officers, the Compensation Committee considers the following factors:

a.	Company performance, both separately and in relation to similar companies;

b.	The individual performance, experience and scope of responsibilities of each executive officer;

c.	Compensation and stock award information disclosed in the proxy statements of other companies;

d.	Historical compensation levels and stock awards at the Company;

e.	The overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent; and

f.	The recommendations of management.

Compensation Process

Prior to June 13, 2006, our Board approved the compensation of our named executive officers, including the terms of their employment agreements. Going forward, for each of our named executive officers, the Compensation Committee will, in accordance with the terms and conditions of any then effective employment agreements, review and approve all elements of compensation taking into consideration recommendations from our chief executive officer (for compensation other than his own), as well as competitive market guidance provided at the request of the Compensation Committee.

The Company’s compensation program for executives consists of three elements:

a.	base salaries

b.	performance-based annual incentive compensation awards

c.	periodic grants of stock options

Base Salaries

The salaries for the executive officers are designed to retain qualified and dedicated executive officers. The Compensation Committee reviews salary recommendations made by the Company’s Chief Executive Officer (other than for executive officers covered by employment agreements), and evaluates individual responsibility levels, performance and length of service.

Annual Incentive Compensation Awards

Annual incentive compensation awards provide the Company with a means of rewarding performance based upon the attainment of corporate profitability during the year. Mr. Pagano and Mr. Salek, pursuant to their employment contracts, receive annual incentive compensation awards based upon a percentage of earnings of the Company’s subsidiaries. Mr. Pagano and Mr. Salek accrued an incentive compensation award of $260,109 and $30,958, respectively, for the year ended December 31, 2006.

Stock Options

Stock options may be granted to provide the opportunity for long-term compensation based upon the performance of our stock over time. During 2006, no stock options were granted to the Company’s employees, or the executive officers.

Employee Benefit and Health Plans

The Company has a 401(k) plan, which covers substantially all employees. Participants in the plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The plan provides for matching contributions up to a maximum of 3% of employees’ qualified wages.

The Company makes available life and health insurance for full time employees. Both the Company and the employees contribute to the payment of this plan in accordance with a published schedule as described in the Company’s employment manual.

Summary Compensation Table

The following table sets forth information about compensation paid or accrued by the Company during the fiscal year ended December 31, 2006 to Bernard Korn, William Pagano and William Salek, the only named executive officers of the Company whose compensation exceeded $100,000.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Bernard Korn*	2006	$200,000	-	$30,699	$230,699

William Pagano—Director and Chief Executive Officer of the Company and President of Universal	2006	$200,000	$260,109	-	$460,109

William Salek—Chief Financial Officer and Secretary of the Company and Vice President of Universal	2006	$120,000	$30,958	-	$150,958

*Mr. Korn resigned as Director, Chairman of the Board, and Chief Executive Officer of the Company on April 17, 2006. Currently, Mr. Korn is a non-executive employee of the Company.

Mr. Korn’s all other compensation consists of $11,962 in automobile lease payments, $3,990 in automobile related costs, $7,289 in prescription coverage for Mr. Korn and his wife, and $7,458 in Medicare reimbursements.

During the fiscal years ended 2006, 2005 and 2004, no stock awards, option awards, bonuses or nonqualified deferred compensation earnings were earned by the named executive officers.

Narrative Disclosure to Summary Compensation Table

Mr. Korn was the Chairman of the Board, Director and Chief Executive Officer of the Company until his resignation as such on April 17, 2006. Mr. Pagano was the President and a Director of the Company for 2005 and was appointed Chief Executive Officer on April 17, 2006. Mr. Salek is the Chief Financial Officer and Secretary of the Company.

Bernard Korn

Concurrently with Mr. Korn’s sale of 426,743 shares of common stock and his resignation as Chief Executive Officer, Director and Chairman of the Board on April 17, 2006, the Company entered into an employment agreement with Bernard Korn that cancelled and superseded a prior employment agreement.

Mr. Korn’s employment under the new agreement is to end on December 31, 2010. Mr. Korn is required to perform duties that are reasonably assigned to him with his approval that he may not unreasonably withhold. Until December 31, 2008, he is required to devote his best efforts and significant time to his duties. During the balance of the term, Mr. Korn is required to devote reasonable efforts, consistent with his personal and business commitments, to the performance of his duties. The agreement provides for a salary of $200,000 per year and, in the event of disability, said amount may be reduced by any amounts payable to Mr. Korn for loss of earnings or the like under any insurance plan or policy the premiums for which are paid for in their entirety by the Company, and designated fringe benefits. The agreement contains confidentiality and non-compete provisions.

The agreement provides that until May 31, 2008, Mr. Korn may not without the prior written consent of the Company (i) knowingly sell any of the Company’s securities to a 5% shareholder (as defined), or to a person who as a result of such sale would become a 5% shareholder, unless such person first enters into a standstill agreement in favor of the Company, (ii) acquire, agree to acquire or make any proposal to acquire any voting securities or assets of the Company or any of its affiliates, (iii) propose to enter into any merger, consolidation, recapitalization, business combination or other similar transaction involving the Company or any of its affiliates, (iv) make, or in any way participate in any solicitation of proxies to vote or seek to advise or influence any person with respect to the voting of any voting securities of the Company or any of its affiliates, (v) form, join or in any way participate in a group (as defined) in connection with any of the foregoing or (vi) advise, assist or encourage any other persons in connection with the foregoing.

See “Potential Payments Upon Termination or Change in Control” below for a discussion relating to payments payable to Mr. Korn upon termination or upon a change in control.

William Pagano

Mr. Pagano was appointed the Chief Executive Officer of the Company after Mr. Korn’s resignation on April 17, 2006.

Universal Supply Group, Inc., a wholly owned subsidiary of the Company (“Universal”), and Mr. Pagano entered into an employment agreement dated as of June 25, 1999, as amended by Amendment No. 1 dated as of October 29, 2002, as further amended by Amendment No. 2 dated as of June 15, 2005, and as further amended by Amendment No. 3 dated as of March 12, 2007, pursuant to which the Company employed Mr. Pagano as President of Universal. The amended employment agreement provides for (i) a salary of $200,000 per year, reduced by any amounts payable to Mr. Pagano for loss of earnings or the like under any insurance plan or policy the premiums for which are paid for in their entirety by the Company; (ii) fringe benefits commensurate with Mr. Pagano’s position as President, in such group life, health, accident, disability or hospitalization insurance plans, subject to underwriting requirements as Universal, or its parent, may make available to its other executive employees and (iii) additional incentive compensation based on a percentage of earnings, as defined below, of the subsidiaries, limited to two times his base compensation. The amended employment agreement contains confidentiality and non-compete provisions and expires on December 31, 2010.

For the calendar year 2005 and for each of the calendar years 2006 through 2010, Mr. Pagano shall receive, as incentive compensation, a percentage of the Incentive Compensation Base. Incentive Compensation Base shall mean the Universal’s net earnings (as determined by the Company, Universal’s parent) which are included in the Company’s consolidated audited financial statements, plus the amount of any deductions from net earnings which are made in such statements for (i) interest paid or accrued in connection with the acquisition of the Universal, (ii) Federal income taxes, (iii) parent company management fees or allocation of overhead from the parent company either paid or accrued and (iv) incentive compensation under this Agreement. Earnings of businesses acquired by Universal shall be included in determining incentive compensation base. Incentive compensation will be paid within 30 days following receipt by Universal of the Independent Accountant’s report for the year involved and said report shall be binding and conclusive on the calculation of net earnings and incentive compensation. Incentive compensation for any year beginning in 2005 shall in no event exceed two times Mr. Pagano’s base compensation for such year.

Portion of Incentive			Additional Compensation
Compensation Base			Percentages

Up to		$250,000	8%
$251,000	to	$500,000	9%
$501,000	to	$750,000	10%
$751,000	to	$1,000,000	11%
$1,001,000		And over	12%

For the fiscal year ending December 31, 2006 the incentive compensation base was $2,422,225 and the additional compensation was computed as follows:

Incentive	Additional
Compensation	Compensation	Incentive
Base	Percentages	Compensation

$250,000	at 8%	$20,000
$250,000	at 9%	$22,500
$250,000	at 10%	$25,000
$250,000	at 11%	$27,500
$1,375,908	at 12%	$165,109
$2,375,908		$260,109

Total incentive compensation for the fiscal year ended December 31, 2006 was $260,109.

In the event that Mr. Pagano no longer performs the duties of the President of Universal or the Vice President of RAL or American for any reason other than death or disability, the Company will be considered in default of its credit agreement with Wells Fargo Business Credit, Inc. unless a waiver is obtained.

William Salek

Effective January 1, 2005, Mr. Salek is employed pursuant to an employment agreement expiring on December 31, 2007 at a compensation of $120,000 per annum. The agreement also provides for additional incentive compensation based on a percentage of earnings, as defined below, of the subsidiaries.

For each of the calendar years 2005 through 2007, Mr. Salek shall receive, as incentive compensation, a percentage of the Incentive Compensation Base. Incentive Compensation Base shall mean the Universal’s net earnings (as determined by the Company, Universal’s parent) which are included in the Company’s consolidated audited financial statements, plus the amount of any deductions from net earnings which are made in such statements for (i) interest paid or accrued in connection with the acquisition of the Universal, (ii) Federal income taxes, (iii) parent company management fees or allocation of overhead from the parent company either paid or accrued and (iv) incentive compensation under this Agreement. Earnings of businesses acquired by Universal shall be included in determining incentive compensation base. Incentive compensation will be paid within 30 days following receipt by Universal of the Independent Accountant’s report for the year involved and said report shall be binding and conclusive on the calculation of net earnings and incentive compensation.

Portion of Incentive			Additional Compensation
Compensation Base			Percentages

Up to		$250,000.25%
$251,000	to	$500,000.50%
$501,000	to	$750,000.75%
$751,000	to	$1,000,000	1.00%
$1,001,000	to	$1,250,000	1.25%
$1,251,000	to	$1,500,000	1.50%
$1,501,000	to	$1,750,000	1.75%
$1,751,000	to	$2,000,000	2.00%
$2,001,000		And over	2.25%

For the fiscal year ending December 31, 2006 the incentive compensation base was $2,422,225 and the additional compensation was computed as follows:

Incentive	Additional
Compensation	Compensation	Incentive
Base	Percentages	Compensation

$250,000.25%		$625
$250,000.50%		$1,250
$250,000.75%		$1,875
$250,000	1.00%	$2,500
$250,000	1.25%	$3,125
$250,000	1.50%	$3,750
$250,000	1.75%	$4,375
$250,000	2.00%	$5,000
$375,908	2.25%	$8,458
$2,375,908		$30,958

Total incentive compensation for the fiscal year ended December 31, 2006 was $30,958.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information about equity awards outstanding as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Bernard Korn	52,000	$ 0.25	February 11, 2013

On January 2, 2007 Bernard Korn obtained 52,000 shares of common stock by exercising 52,000 outstanding stock options. Following said transaction, there are no equity awards outstanding for the named executive officers.

Potential Payments Upon Termination or Change In Control

Assuming the employment of each of our named executive officers were to be terminated on December 31, 2006 without cause, by death or by change in control, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the table below:

	Severance pay for termination without cause	Termination by death	Change of control
Bernard Korn
$800,000 lump sum payment equal to the four total remaining $200,000 payments payable to Mr. Korn under his employment agreement; commencing 30 days after demand therefore, interest accrues on such lump sum obligation at the annual rate of 10% per annum and is payable on demand.
		Mr. Korn’s widow shall be entitled to the following two payments: (1) $5,000 lump sum tax-free death benefit and (2) $200,000 payable not less frequently than in bi-weekly installments.	None.*

William Pagano	None.	None.	None.

William Salek	None.	None.	None.

* If a change in control, as defined below, shall occur at any time from and after January 1, 2009, then the Company shall pay Mr. Korn in a lump sum, and without present value discount, the entire aggregate amount which would have been payable by the Company to Mr. Korn had Mr. Korn been employed for the entire term. Commencing thirty days after demand therefore, interest shall accrue on such lump sum obligation at the annual rate if 10% per annum and shall be payable on demand.

A“change of control” shall be deemed to have occurred if the stockholders of the Company approve a merger of the Company, or a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of its assets, or any other business combination of the Company with any other corporation, other than any such merger or business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination.

Director’s Compensation

The following table sets forth compensation to members of the Board of Directors, other than those employed by the Company, during the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total

E. Bruce Fredrikson	$19,500	$17,804	-	$37,304

Melissa Goldman-Williams	$12,000	-	-	$12,000

Michael Goldman	$12,000	-	-	$12,000

William Koon	$6,000	-	$3,000	$9,000

Stuart H. Lubow	$7,681	$17,804	-	$25,485

Ronald H. Miller	$12,000	$17,804	-	$29,804

Jack Rose	$6,000	-	$3,000	$9,000

Phillip Siegel	$7,681	-	-	$7,681

Carl Sussman	$6,000	-	$3,000	$9,000

Members of the Board of Directors, other than those employed by the Company, received a fee of $12,000 annually consisting of an annual retainer of $8,000 and a fee of $1,000 for each meeting of the Board, limited to $4,000 per annum payable in advance in four equally quarterly installments.

Additionally, effective April 1, 2006, E. Bruce Fredrikson’s annual retainer fee for serving as a Director and Chairman of the Audit Committee increased from $8,000 to $18,000. The fee is payable in $4,500 installments in advance of each quarter.

Members of the Board of Directors receive no fees if they are employed by the Company.

On December 6, 2006 (the “Grant Date”), the Company granted ten-year options to purchase 25,000 shares of common stock at an exercise price of $1.85 per share to each of the following Directors: E. Bruce Fredrikson, Stuart H. Lubow, Ronald H. Miller and Phillip Siegel. The option to each Director was immediately vested for 10,000 shares and will vest for 5,000 additional shares on each of the first three anniversaries of the Grant Date if the optionee then continues as a Director. The options were granted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. On January 22, 2007, Phillip Siegel resigned as a Director and on such date forfeited his 5,000 options that would have vested on each of the first three anniversaries of the Grant Date.  On March 23, 2007, Mr. Siegel forfeited his 10,000 vested options. Prior to his resignation as Director, Mr. Siegel served as Chairman of the Compensation Committee and as a member of the Audit and Nominating Committees.

Messrs. Koon, Rose and Sussman resigned as Directors of the Company on April 17, 2006 and each received other compensation in the amount of $3,000 for and in consideration of their duties and service to the Company.

Compensation Committee Interlocks and Insider Participation

The Company did not have a Compensation Committee or any other committee of the Board of Directors performing equivalent functions until June 13, 2006. Prior to this date, decisions regarding compensation of named executive officers of the Company were made by the Board of Directors. Two of the company’s executive officers, Bernard Korn and William Pagano, were Directors of the Company. Mr. Korn was the Chairman of the Board and Chief Executive Officer of the Company until his resignation as Chief Executive Officer, Director and Chairman of the Board on April 17, 2006. Until June 13, 2006, each of these individuals participated in deliberations of the Board during the fiscal year ended December 31, 2006 concerning named executive officer compensation, except that they abstained from deliberations and voting regarding their own compensation.

On June 13, 2006, the Board of Directors appointed Phillip Siegel as Chairman of the Compensation Committee and E. Bruce Fredrikson and Stuart H. Lubow to serve on the Compensation Committee. On August 8, 2006 the Board of Directors adopted a Compensation Committee Charter. On January 22, 2007, Phillip Siegel resigned as a Director.

Compensation Committee Report

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC. Phillip Siegel resigned as a Director on January 22, 2007, has not served on the Compensation Committee since that date, and did not participate in these recommendations.

Members of the Compensation Committee
E. Bruce Fredrikson
Stuart H. Lubow

By: The Board of Directors

E. Bruce Fredrikson	Melissa Goldman-Williams	Michael Goldman (Chairman)

Stuart H. Lubow	Ronald Miller	William Pagano

PROPOSAL 2

RELATIONSHIP WITH AND RATIFICATION OF SELECTION OF

INDEPENDENT AUDITORS

Effective as of April 18, 2007, the Company dismissed Weiser, LLP (“Weiser”) as the Company’s certified public accountants. Additionally, effective as of April 18, 2007, the Company engaged Eisner LLP (“Eisner”) as the Company's principal accountants to audit the Company's financial statements for the year ended December 31, 2007, subject to ratification of this appointment by the stockholders of the Company. The Company’s decision to dismiss Weiser and engage Eisner was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

Weiser reported on the Company’s consolidated financial statements for the years ending December 31, 2006 and 2005. For these periods and up to April 18, 2007, there were no disagreements with Weiser on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Weiser, would have caused it to make reference thereto in its report on the financial statements for such years.

The reports of Weiser on the financial statements of the Company for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2006 and 2005, and through the subsequent interim period preceding the decision to change independent accountants, neither the Company nor anyone acting on its behalf consulted Eisner regarding either the application of accounting principles as to a specified completed or proposed transaction, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue. Eisner has not provided to the Company a written report or oral advice regarding such principles or audit opinion.

During the years ended December 31, 2006 and 2005, and through the subsequent interim period preceding the decision to change independent accountants, there were no reportable events as defined by Item 304(a)(1)(v) of Regulation S-K.

We do not anticipate that any representatives from Weiser will be present at the meeting.

In the event that the stockholders fail to ratify this appointment, the Audit Committee will reconsider its selection of audit firm, but may decide not to change its selection. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EISNER, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Fiscal 2006 and 2005 Accounting Firm Summary

Audit Fees

Audit fees for Weiser for 2006 and 2005 were $207,500 and $227,385, respectively. All services provided by independent accountants were approved by the Audit Committee. Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual statements, for review of interim consolidated financial statements included in quarterly reports and services that were normally provided by Weiser in connection with statutory and regulatory filings or engagements.

Audit Related Fees

The Company did not incur audit related fees from Weiser in 2006 and 2005. Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under "Audit Fees."

Tax Fees

The Company did not incur tax fees from Weiser in 2006 and 2005. Tax Fees consist of fees billed for professional services rendered for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees

There were no other fees for professional services rendered to the Company during the fiscal years 2006 and 2005, other than the service reported above.

The Audit Committee meets with the independent auditor prior to the audit and discusses the planning and staffing of the audit, approves in advance the engagement of the independent auditor for all audit services and non-audit services and approves the fees and other terms of any such engagement, and obtains periodically from the independent auditor a formal verbal communication of the matters required to be discussed by Statements of Auditing Standards No. 61 and SEC Rule 10(a). In addition, the Company obtains a letter describing all relationships between the auditor and the Company and discusses with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

The Audit Committee:

a.	Meets with the independent auditor prior to the audit and discusses the planning and staffing of the audit;

b.	Approves in advance the engagement of the independent auditor for all audit services and non-audit services and approves the fees and other terms of any such engagement; and

c.
Obtains periodically from the independent auditor a formal verbal communication of the matters required to be discussed by Statements of Auditing Standards No. 61. In addition, the Company obtains a letter describing all relationships between the auditor and the Company and discusses with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

Vote Required

Election of Directors

The election of Directors requires the plurality of the votes cast by Common Stockholders and Convertible Preferred Stockholders. On this matter, abstentions and broker non-votes will have no effect on the voting.

Ratification of the Appointment of Independent Auditors

The appointment of Eisner as independent auditors requires the affirmative vote of a majority of the common and preferred shares, voting together as one class, cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

Expense of Solicitation

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Proposals of Stockholders

Any stockholder proposal intended to be presented at the Company’s 2007 Annual Meeting must be received by the Secretary of the Company, 275 Wagaraw Road, Hawthorne, New Jersey 07506, no later than December 31, 2007, in order to be considered for inclusion in the proxy statement and form of proxy for such meeting. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Company not later than March 14, 2008.

Annual Report; Exhibits To Annual Report on Form 10-K

A copy of our Annual Report for the 2006 Fiscal Year has been mailed concurrently with this Proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. A COPY OF OUR FORM 10-K IS AVAILABLE UPON REQUEST, WITHOUT CHARGE. WE WILL FURNISH ANY EXHIBIT TO THE FORM 10-K UPON THE PAYMENT OF A REASONABLE FEE WHICH FEE SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING ANY SUCH EXHIBIT.

ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY 07506.

The Annual Report is not incorporated into the Proxy Statement and is not considered proxy solicitation material.

Other Matters

Management of the Company knows of no matters to be presented at the Annual Meeting, other than the matters set forth in this proxy statement. However, if any other matters properly come before the meeting, the persons designated as proxies intend to vote such proxies in accordance with their best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

Hawthorne, New Jersey	William Salek

May 1, 2007	Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

COLONIAL COMMERCIAL CORP.

COMMON STOCK
AND
CONVERTIBLE PREFERRED STOCK

June 12, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓	Please detach along perforated line and mail in the envelope provided.	↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
2.     Proposal to ratify the selection of Eisner, LLP as independent public accountants of the Company for the fiscal year ending December 31 2007:
FOR    AGAINST    ABSTAIN
  ☐             ☐                   ☐

3.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF FREDRIKSON, GOLDMAN-WILLIAMS, GOLDMAN, LUBOW, MILLER, AND PAGANO AND THE RATIFICATION OF THE SELECTION OF EISNER, LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

☐ FOR ALL NOMINEES ☐ WITHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES FOR DIRECTORS: O E. Bruce Fredrikson O Melissa Goldman-Williams O Michael Goldman O Stuart H. Lubow O Ronald Miller O William Pagano
INSTRUCTION: ______________	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date	Signature of Shareholder	Date
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COLONIAL COMMERCIAL CORP.

COMMON STOCK
AND CONVERTIBLE PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Goldman and William Pagano, and each of them jointly and severally, proxies, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock and Convertible Preferred Stock of Colonial Commercial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 12, 2007 or any adjournments thereof.

(Continued and to be signed on the reverse side.)